EXHIBIT (8)(w)

FORM OF AMENDMENT PARTICIPATION AGREEMENT (PIMCO)

AMENDMENT TO PARTICIPATION AGREEMENT

Among

TRANSAMERICA LIFE INSURANCE COMPANY,

(f.k.a. PFL Life Insurance Company),

PIMCO VARIABLE INSURANCE TRUST,

and

PIMCO FUNDS DISTRIBUTORS LLC

WHEREAS, Transamerica Life Insurance Company, (f.k.a. PFL Life Insurance Company) (the “Company”), PIMCO Variable Insurance Trust (the “Fund”) and PIMCO Funds Distributors LLC (“the “Underwriter”) have previously entered into a Participation Agreement (“the Agreement”) dated July 1, 1999 and desire to adjust certain provisions of the Agreement;

NOW, THEREFORE, the parties do hereby agree to amend the Agreement as follows:

“Schedule A of the Agreement is hereby deleted in its entirety and replaced with the revised Schedule A attached to this Amendment.”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. In the event of a conflict between the Agreement and this Amendment, it is understood and agreed that the provisions of this Amendment shall control.

Effective date: May 1, 2009

TRANSAMERICA LIFE INSURANCE COMPANY, (f.k.a. PFL Life Insurance Company)		PIMCO VARIABLE INSURACE TRUST

By:		By:
Name:	Arthur D. Woods	Name:
Title:	Vice President	Title:

PIMCO FUNDS DISTRIBUTORS LLC

By:
Name:
Title:

SCHEDULE A

PIMCO Variable Insurance Trust Portfolios:

Short Duration Bond Portfolios

•	Money Market Portfolio

•	Short-Term Bond Portfolio

•	Low Duration Portfolio

Intermediate Duration Bond Portfolios

•	Real Return Portfolio

•	CommodityRealReturn Strategy Portfolio

•	Total Return Bond Portfolio

•	Total Return Bond Portfolio II

•	High Yield Bond Portfolio

•	CommodityRealReturn Strategy Portfolio

Long Duration Bond Portfolios

•	Long-Term U.S. Government Bond Portfolio

International Bond Portfolio

•	Global Bond Portfolio

•	Foreign Bond Portfolio (Unhedged)

•	Foreign Bond Portfolio (U.S. dollar Hedged)

•	Emerging Markets Bond Portfolio

Stock and Bond Portfolios

•	Strategic Balance Portfolio

Stock Portfolios

•	StocksPLUS® Growth and Income Portfolio

•	Equity Income Portfolio

•	Capital Appreciation Portfolio

•	Mid-Cap Growth Portfolio

•	Small-Cap Value Portfolio

Asset Allocation Portfolios

•	Global Multi-Asset Portfolio

•	All Asset Portfolio

Name of Separate Account and Date Established by Board of Directors:	Contract Funded by Separate Account:
PFL Corporate Account One; August 10, 1998 (1940 Act Exclusion)	Advantage V Variable Universal Life (1933 Act Exempt)

Transamerica Corporate Separate Account Sixteen; June 16, 2003	Advantage X Variable Adjustable Life Insurance Policy

Separate Account VA Z February 13, 2007	Flexible Premium Variable Annuity – K, under the marketing name “Transamerica Investor Choice Annuity”

Separate Account VA-6 June 11, 1996	Transamerica Classic® Variable Annuity & Transamerica Catalyst® Variable Annuity

Separate Account VA-7 June 11, 1996	Transamerica Bounty® Variable Annuity

Separate Account VA-8 June 11, 1996	TransMark Optimum ChoiceSM Variable Annuity